                                                                    Exhibit (21)

                                STEPAN COMPANY
                          SUBSIDIARIES OF REGISTRANT



   Subsidiary                             Organized under the Laws of:
   ----------                             ----------------------------

   Stepan Europe S.A.                                France
   Stepan Canada, Inc.                               Canada
   Stepan Mexico, S.A. de C.V.                       Mexico
   Stepan Deutschland GmbH                           Germany
   Stepan Colombiana de Quimicos                     Colombia
   Stepan Quimica Ltda.                              Brazil